EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 24th of September, 2015, by and between KSIX MEDIA HOLDINGS, INC. (“Company”), a Nevada corporation, and Carter M. Matzinger (“Executive”), a Nevada resident. Both the Company and the Executive maybe be referred to collectively as the “Parties” or individually as a “Party” hereinafter.

RECITALS

WHEREAS, the Executive has the professional skills to serve Company as its President, Chief Executive Officer, and Chief Operating Officer, as well as its initial Chairman of the Board of Directors;

WHEREAS, the parties wish to establish an employment relationship, to protect Company’s business and other interests, to provide protections to Executive in the event Executive’s employment is terminated without cause, and to provide the essential terms of Executive’s employment;

WHEREAS, the Company operates several wholly-owned subsidiaries which are named KSIX MEDIA, INC. (“KSIX MEDIA”), NORTH AMERICAN ENERGY EXPLORATION (“NAEE”), KSIX, LLC (“KSIX”) and BMG Media Group, LLC (“BMG”);

WHEREAS, the Company recently acquired voting control of North American Energy Resources (“NAEY”) a publicly reporting issuer under section 13(d) and 15 of the Securities and Exchange Act of 1934, which has since been re-named to the Company’s current name in a share exchange between KSIX Media (and its shareholders) and NAEY (and its shareholders) on or about April 30, 2015;

WHEREAS, as a result of the above described transaction the Company’s agreement with the Executive requires the following amendment to supplant the terms or a prior agreement between the parties and in order to allow the Executive to continue in such capacity as the Executive previously served KSIX Media but in the same role for the Company;

WHEREAS, this Agreement will supersede and terminate any prior agreements between the Executive and KSIX Media and in all respects shall be the governing Agreement between the parties.

WHEREAS, the Company and Executive agree to enter into this Executive Employment Agreement pursuant to the following terms and conditions:

TERMS AND CONDITIONS

WHEREFORE, in consideration of the foregoing premises, the mutual covenants and obligations of this Agreement described below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Employment. Company agrees to employ Executive, and Executive agrees to accept employment with Company, pursuant to the terms and conditions of this Agreement.

2.	Duties. Executive will serve in the capacity of President and Chief Executive Officer (“CEO”), as well as Chief Operating Officer (“COO”) and the Chairman of the Board of Directors. Executive will assume responsibility for the job titles, reporting responsibilities and duties, which are assigned and which may be changed from time to time, by Company’s Board of Directors. Executive will perform Executive’s obligations in a competent and professional manner, consistent with the expectations of Company’s Board of Directors. As CEO and COO, the Executive will perform a variety of specific responsibilities management tasks as further identified herein. The Advisory Board will make sure the investment characteristics of the KSix Group business model are followed and endeavor to guide the general development of the company, including its financial policies and corporate structure for the best interest of its members and to maximize shareholder value. The Advisory Board evaluates the characteristics of the Agency Bonds before they are purchased with internal control mechanisms and framework established under the Private Placement Memorandum and Operating Agreement, as amended. It is empowered to recommend general meetings of shareholders. The Executive will be responsible for the following specific areas of operation:

KSIX Media Holdings, Inc.

Carter M. Matzinger

●	Accounting/Company Financials

●	Personal Security Transactions

●	Supervision

●	Assessment

●	Outside Business Activity

●	Books and Records

●	Agency Cross Transactions

●	Review/Approval of Accounts

●	Mergers/Acquisitions

●	Solicitors

●	Due Diligence

●	Complaints/Investigation

●	Correspondence Review

●	Advertising Review/Approval

3.	Term of Employment. This Agreement will have a minimum term of forty-eight (48) months from the date of its execution by both Parties, and will thereafter be extended for one (1) successive year periods unless and until the Company’s Board of Directors informs the Executive in writing that his employment will not be renewed for an additional year, three (3) months before the end of the then current year of employment (including the end of the initial 48 month term of this Agreement) or Executive notifies the Company one (1) month before the same that he will not be renewing his employment with the Company for an additional one year successive term.

It is expressly understood, that in despite of the maximum term of employment set above, the Executive and Company will have an “at-will” employment relationship, which means that either of the Parties has the right to terminate the employment relationship at any time and for any reason, with or without Cause. The reason for and timing of the termination, as set forth the section below entitled “Termination” (e.g. paragraphs in Paragraph 16-21), and paragraphs 22-25 entitled “Payments and Benefits upon Termination” will determine the amount of post-termination payments and benefits to be paid and/or conferred upon the Executive by the Company.

4.	Compensation, Reimbursements, and Benefits. The Company agrees to provide the Executive with the following compensation, reimbursement, and benefits:

4.1	Base Salary. The Company will pay Executive a monthly base salary (the “Base Salary”), payable in accordance with Company’s standard payroll practices. The initial monthly Base Salary will be in the gross amount of $15,000.00 USD (payable on the 1st and 15th of the month in the amount of $7,500.00 USD). If the Company is unable to pay Executive his Base Salary, such Base Salary will not paid to the Executive will be converted into restricted common stock of the Company (“Common Stock Conversion”). Such Common Stock Conversion shall be at the current valuation per share on a pre-public basis (e.g. either the last price paid by a private investor or the price per share based upon the most recent valuation report, whichever is greater), or once publicly traded, at the Company’s common stock average closing bid price the last ten (10) trading days previous. It will be the responsibility of the Executive to file all appropriate and required beneficial ownership forms pursuant to Section 16(a) of the Exchange Act in accordance with Rule 16a-1(f).

KSIX Media Holdings, Inc.

Carter M. Matzinger

4.2	Incentive Awards. Executive will be eligible to receive annual bonuses and/or long term incentive compensation (“Incentive Awards”) pursuant to the terms and conditions of Company’s Annual Bonus Plan and/or Company’s Long Term Incentive Plan (jointly, “Incentive Plans”), subject to the following.

a)	Executive’s eligibility to receive Incentive Awards will be determined by Company’s Board of Directors.

b)	The Incentive Plans are not necessarily all-inclusive because circumstances which Company has not anticipated may arise. Company reserves the right to make any changes at any time to the Incentive Plans or to terminate the Incentive Plans.

c)	Any questions regarding the computation of Incentive Awards under the Incentive Plans will be conclusively determined by Company’s Board of Directors, pursuant to the terms and conditions of the Incentive Plans or in any other manner not inconsistent with the Company’s articles of incorporation and bylaws.

d)	No incentive based awards, other than the performance based stock options listed in Exhibit “A”, may be issued to Executive (or any other employee of the Company) until such time as the Board of Directors is made up of a minimum of five (5) board members which shall include the Executive.

4.3	Discretionary Bonus. Executive may be awarded an annual discretionary bonus (“Bonus”). The amount of the Bonus and the timing of payment of such Bonus will be determined in the sole discretion of the Company’s Board of Directors. Any and all discretionary bonuses will not be awarded to any employee until such time that the Board of Directors is made up of a minimum of three (3) members, which shall include the Executive.

4.4	Stock Options. The Executive, upon execution of this Agreement, shall be awarded a series of common stock purchase options (the “Executive Stock Options”) that will vest based upon certain incentive based and longevity criteria as an Executive of the Company (see Exhibit “A” – entitled “Executive’s Inventive and Longevity Based Stock Option Overview”) Description of Executive Stock Options). Additional stock options may be awarded stock options from time to time, pursuant to the terms and conditions of Stock Option Plans, which may be adopted by Company’s Board.

4.5	Stock Option – Registration Rights. The Stock Options described above shall have Registration Rights. These Registration Rights will vest when the Company becomes a fully reporting issuer under the Securities and Exchange Act of 1934 with the Securities and Exchange Commission (e.g. Form S-1 Registration Statement is deemed effective and the Company files the mandatory Form 8-A Registration Statement which is effective on filing to become a permanent reporting entity as required by FINRA for listing on the OTCQB and then files a Form 211 with FINRA through a licensed, level three market making broker dealer and is issued a ticker symbol for trading). Upon commencement of trading, the Company shall be obligated at the request of the Executive to register the common stock underlying the execution of the above described Stock Options with the filing of a Form S-8 Registration Statement.

4.6	Expenses. Company will reimburse Executive for ordinary, necessary and reasonable business expenses that Executive incurs in connection with the performance of Executive’s duties including entertainment, computer, testing, telephone, travel and miscellaneous expenses. Executive must obtain proper approval for such expenses pursuant to Company’s policies and procedures as set forth in the Company’s “Internal Control Manual” to be developed, and provide Company with documentation for such expenses in a form sufficient to sustain Company’s deduction for such expenses under the Internal Revenue Code.

KSIX Media Holdings, Inc.

Carter M. Matzinger

4.7	Paid Time Off (PTO). The Executive will receive holidays, sick leave, vacation and personal days as set forth in the Company’s employee manual as approved by the Board of Directors as will be available to all employees of the Company.

4.8	Health, Dental, Disability, Vision, Life Insurance Employee Benefit Plans. The Board of Directors shall approve for the Executive an appropriate health, dental, vision, disability, and life insurance coverage to be established within one (1) months of the signing of this agreement by Company, if not already in place

5	Indemnification. Company will defend, indemnify and hold Executive harmless from costs, expenses, damages and other liability incurred by Executive as a result of performing services in good faith to Company, subject to the limitations and other terms and conditions of applicable Nevada statutes and Company’s Articles of Incorporation or Bylaws. As soon as practical after the execution of this Agreement, the Company will purchase and maintain insurance commonly known as “Errors and Omissions” coverage to protect both the Company and the Executive from legal and other costs or expenses related to defending a lawsuit filed by an outside party or entity against the Company and/or the Executive (e.g. related to work activities).

6	Withholding; Taxes. Company may withhold from any compensation, reimbursements and benefits payable to Executive all federal, state, city and other taxes as required by any law or governmental regulation or ruling, as well as other standard withholdings and deductions.

7	Termination. Executive’s employment may be terminated at any time as follows:

7.1	Death. Executive’s employment shall automatically terminate upon Executive’s death.

7.2	Disability. Either party may terminate Executive’s employment at any time, upon written notice to the other party, if Executive sustains a disability which precludes Executive from performing the essential functions of Executive’s job, with or without reasonable accommodations, as defined, and if required, by applicable state and federal disability laws. Executive shall be presumed to have such a disability for purpose of this Agreement if Executive qualifies to begin receiving disability income insurance payments under any long term disability income insurance policy that Company maintains for the benefit of Executive. If Executive does not qualify for such payments, Executive shall nevertheless be presumed to have such a disability if Executive is substantially incapable of performing the essential functions of Executive’s job for a period of more than six (6) months.

7.3	With Cause. Company may terminate Executive’s employment at any time, with “Cause,” upon written notice to Executive. “Cause” shall mean any one of the following events:

a)	Executive’s breach of any material obligations under this Agreement or any other agreement with Company, or Executive’s willful and repeated failure or refusal to perform or observe Executive’s duties, responsibilities and obligations to Company;

b)	Any breach of Executive’s duty of loyalty or fiduciary duties to Company;

c)	Use of alcohol or other drugs in a manner which affects the performance of Executive’s duties, responsibilities and obligations to Company;

KSIX Media Holdings, Inc.

Carter M. Matzinger

d)	Conviction of Executive, or a plea of nolo contendere for a felony or of any crime involving theft, misrepresentation, fraud, or moral turpitude;

e)	The existence of any court order or settlement agreement prohibiting Executive’s continued employment with Company;

f)	Employee takes an additional part time or full time position outside of the employment with the Company as memorialized in this Agreement without the prior written approval of the Board of Directors; and

g)	A unanimous vote of the Board of Directors to terminate for cause upon a “material” breach in Company’s to be developed “Code of Conduct” and Code of Ethics:

7.4	Without Cause. The Company may terminate Executive’s employment at any time, without Cause, upon ninety (90) days written notice to Executive. Company may, at its sole discretion, opt not to have Executive provide active employment services during some or all of the notice period, and place Executive on a paid leave of absence for all of the notice period.

7.5	Resignation. Executive may, upon thirty (30) days written notice to Company, terminate Executive’s employment at any time. Upon receiving such notice, the Company may, at its sole discretion, opt not to have Executive provide active employment services during some or all of the notice period, and place Executive on a paid leave of absence for the notice period. If Company exercises this option, it shall not convert the resignation to a termination by Company.

7.6	Resignation for Good Reason. Executive may terminate Executive’s employment at any time, with “Good Reason,” upon written notice to Company. “Good Reason” shall mean any one of the following events [that is not satisfactorily explained to Executive or cured within thirty (30) days of written notification thereof to Company by Executive]:

(1) Company’s [intentional and material] breach of Company’s obligations under this Agreement or any other agreement with Executive [Among other things, if Company materially alters the terms and conditions of Executive’s employment, or materially reduces or changes Executive’s job duties or authority in conflict with this Agreement, it shall be considered a material breach of this Agreement.]; or

(2) Working conditions created by Company, which are in violation of Executive’s rights under any federal or state law. 17

8	Payments and Benefits upon Termination. Upon the termination of Executive’s employment, Executive shall only be entitled to the following payments and benefits:

8.1	Death; Disability. If Executive’s employment is terminated due to Executive’s death or disability, regardless of the date of termination, Executive or Executive’s estate or heirs, as appropriate, shall only be paid (i) Executive’s Base Salary and accrued, but unpaid, PTO, prorated through the date of termination; (ii) any unpaid expense reimbursement; (iii) other accrued and vested benefits, if any, under any of Company’s Incentive Plans or any of Company’s other employee benefit plans (e.g., 401(k) plan), subject to the terms and conditions of those plans; and (iv) any benefits payable under any life or disability insurance policy maintained by Company for the benefit of Executive at the time of the termination of employment, subject to the terms and conditions of such policy.17

KSIX Media Holdings, Inc.

Carter M. Matzinger

8.2	For Cause [Resignation without Good Reason]. If Company terminates Executive’s employment for Cause, [or if Executive resigns without Good Reason,] regardless of the date of termination, Executive shall only be paid (i) Executive’s Base Salary and accrued but unpaid PTO, prorated through the date of termination; (ii) any unpaid expense reimbursement; and (iii) other accrued and vested benefits as of the date of termination, if any, under any of Company’s Incentive Plans or any of Company’s other employee benefit plans (e.g., 401(k) plan), subject to the terms and conditions of those plans.

8.3	Without Cause [Resignation for Good Reason]. If Company terminates Executive’s employment without Cause [or Executive resigns for Good Reason], regardless of the date of termination, Executive shall be paid the same payments and benefits as set forth in Paragraph 22 above. In addition, the Company shall pay Executive a post-termination, one-time payment equal to a full annual salary.

8.4	Before disbursing payments as described in this section, the Company may require the Executive sign a Release of Claims [in a form satisfactory to Company which assures, among other things, that Executive will not commence any type of litigation or assert other claims against Company], and if Executive complies with all of Executive’s post-termination obligations to Company under this Agreement and Executive’s Confidentiality, Noncompetition and Nonsolicitation Agreement.

8.5	The [applicable] post termination payments to be made as described in this section, shall be subject to appropriate withholdings and deductions, and subject to Executive’s compliance with all of Executive’s post-termination obligations to Company under this Agreement and Executive’s Confidentiality, Noncompetition and Nonsolicitation Agreement. Any Incentive Awards, commissions, retirement savings contributions, 401(k) contributions and other employee payments or benefits due the employee will be paid to Executive by Company for the duration of the post-termination payment.

9	Termination As a Result of a Change of Control. If Company terminates Executive’s employment at any time as a result of a “Change of Control,” and if Executive does not receive [and accept] an offer of employment, [which has comparable responsibilities and compensation] [that continues for at least twelve (12) months] with the new controlling entity, Executive shall be paid the same payments and benefits as set forth above. In addition, if Executive signs (and does not rescind, as allowed by law) a Release of Claims in a form satisfactory to Company and the new controlling entity which assures, among other things, that Executive will not commence any type of litigation or assert other claims against Company, and if Executive complies with all of Executive’s post-termination obligations to Company under this Agreement and Executive’s Confidentiality, Noncompetition and Nonsolicitation Agreement, Company shall pay Executive a post-termination payment equal to twelve (12) months of Executive’s Base Salary as of the effective date of the termination of employment.

KSIX Media Holdings, Inc.

Carter M. Matzinger

This payment shall be made at the same intervals and amounts as Executive’s pre-termination Base Salary, beginning with the first payroll date after Executive signs (and does not rescind, as allowed by law) the above-referenced Release of Claims, subject to appropriate withholdings and deductions, and subject to Executive’s compliance with all of Executive’s post-termination obligations to Company under this Agreement and Executive’s Confidentiality, Noncompetition and Nonsolicitation Agreement. The payment under this Change of Control provision will be paid in lieu of, and not in addition to, the post-termination payment referenced in paragraph 23 above. Any Incentive Awards, commissions, retirement savings contributions, 401(k) contributions and other employee payments or benefits due the employee will be paid to Executive by Company for the duration of the post-termination payment.

Miscellaneous.

10	Representations by Executive. Executive represents to Company that Executive has not signed and/or entered into any written or oral noncompetition agreements, confidentiality agreements, or other proprietary information agreements that would prevent Executive from accepting this offer or performing the anticipated duties and services at Company. This Agreement is subject to these representations being correct.

11	Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and, except as otherwise stated, supersedes any and all oral or written prior agreements and understandings with respect to such subject matter. The parties have made no agreements, representations, or warranties relating to the subject matter of this Agreement which are not set forth herein.

12	Construction. Each provision of this Agreement shall be interpreted so that it is valid and enforceable under applicable law. If any provision of this Agreement is to any extent invalid or unenforceable under applicable law, that provision will still be effective to the extent it remains valid and enforceable. The remainder of this Agreement also will continue to be valid and enforceable, and the entire Agreement will continue to be valid and enforceable in other jurisdictions.

13	Waivers. No term or condition of this Agreement shall be deemed to have been waived, nor there any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. A waiver shall operate only as to the specific term or condition waived. No waiver shall constitute a continuing waiver or a waiver of such term or condition for the future unless specifically stated. No single or partial exercise of any right or remedy under this Agreement shall preclude any party from otherwise or further exercising such rights or remedies, or any other rights or remedies granted by law or any other document.

14	Captions. The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

15	Modification. This Agreement may not be altered, modified or amended except by an instrument in writing signed by each of the parties hereto.

16	Choice of Law; Forum Selection. The laws of the State of Nevada (Clark County) shall govern the validity, construction and performance of this Agreement, to the extent not pre-empted by federal law. Any legal proceeding related to this Agreement shall be brought in Nevada, and each of the parties hereto hereby consents to the exclusive jurisdiction of the Nevada state and federal courts for this purpose. The parties acknowledge the existence of sufficient contacts to the State of Nevada to confer jurisdiction upon these courts.

17	Notices. All notices and other communications required or permitted under this Agreement shall be in writing and provided to the other party either in person, by e-mail, by fax, or by certified mail. Notices to Company must be provided or sent to its [Chief Executive Officer]; notices to Executive must be provided or sent to Executive in person or at Executive’s home.

18	Survival. Notwithstanding the termination of Executive’s employment with Company, the terms of this Agreement which relate to periods, activities, obligations, rights or remedies of the parties upon or subsequent to such termination shall survive such termination and shall govern all rights, disputes, claims or causes of action arising out of or in any way related to this Agreement.

19	Successors and Assigns. This Agreement shall be binding on and inure to the benefit of Company’s successors and assigns.

KSIX Media Holdings, Inc.

Carter M. Matzinger

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CARTER MATZINGER (“Employee”)	KSIX MEDIA HOLDINGS, INC. (“Company”)

/Signed/	/Signed/
Carter M. Matzinger as the Executive	Carter M. Matzinger (Director) for the Company

KSIX MEDIA HOLDINGS, INC. (“Company”)	KSIX MEDIA HOLDINGS, INC. “Company”)

/Signed/	/Signed/
Ted Campbell (Director) for the Company	Clinton Coldren (Director) for the Company

KSIX Media Holdings, Inc.

Carter M. Matzinger

Exhibit “A”

Executive Incentive and Longevity Common Stock Purchase Options

(“Stock Options”)

Within thirty (30) days of the execution of this Agreement, the Company shall provide the Executive fully executed Common Stock Options, which shall contain the following material terms and conditions:

1.	Performance Based Stock Options

●	Stock Option #1 (Vests after revenues resulting in $10M in Annual Sales) to purchase up to 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at $0.12 per share.

●	Stock Option #2 (Vests after revenues resulting in $15M annual sales) to purchase 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at $0.30 per share.

●	Stock Option #3 (Vests after revenues resulting in $20M annual sales) to purchase 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at $0.50 per share.

2.	Time Based Stock Options

●	Stock Option #4 (Vests One Year from date of Employment Agreement) to purchase 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at a price of $0.12 per share.

●	Stock Option #5 (Vests One Year from date of Employment Agreement) to purchase 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at a price of $0.30 per share.

●	Stock Option #6 (Vests One Year from date of Employment Agreement) to purchase 1,000,000 shares of the common stock of the Company (good for 3 years from vesting) at a price of $0.50 per share.

NOTE: The Stock Options described above shall have Registration Rights. These Registration Rights will vest when the Company becomes a fully reporting issuer under the Securities and Exchange Act of 1934 with the Securities and Exchange Commission (e.g. Form S-1 Registration Statement is deemed effective and the Company files the mandatory Form 8-A Registration Statement which is effective on filing to become a permanent reporting entity as required by FINRA for listing on the OTCQB and then files a Form 211 with FINRA through a licensed, level three market making broker dealer and is issued a ticker symbol for trading). Upon commencement of trading, the Company shall be obligated at the request of the Executive to register the common stock underlying the execution of the above described Stock Options with the filing of a Form S-8 Registration Statement.